ENDORSEMENT OR RIDER NO.
THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.
The following spaces preceded by an (*) need not be completed if this endorsement or rider and the Bond or Policy have the same inception date.

      ATTACHED TO AND FORMING PART OF BOND OR POLICY NO. 490PB2851

      DATE ENDORSEMENT OR RIDER EXECUTED 01/05/12

      * EFFECTIVE DATE OF ENDORSEMENT OR RIDER 12:01 A.M.
      STANDARD TIME AS 01/01/12 SPECIFIED IN THE BOND OR POLICY

* ISSUED TO
JPMORGAN FUNDS
AMEND DECLARATIONS
It is agreed that: The following checked items are amended on the Declarations
Page:
      Item 1. Name of Insured / Principal Address: From:
      To:
      Item 2. Bond Period: From: 12:01 a.m. on to 12:01 a.m. on the effective date of the termination or cancellation of the bond, standard time at the Principal Address as to each of saiddates.
      Item 3. Limit of Liability is hereby amended to read as follows:
                                  Limit of Liability    Deductible Amount
Insuring Agreement A-FIDELITY      $15,525,000           $0
Insuring Agreement B-AUDIT EXPENSE $50,000               $0
Insuring Agreement C-PREMISES      $15,525,000           $25,000
Insuring Agreement D - TRANSIT     $15,525,000           $25,000
Insuring Agreement E-FORGERY OR ALTERATION
                                   $15,525,000           $25,000
Insuring Agreement F-SECURITIES    $15,525,000           $25,000
Insuring Agreement G-COUNTERFEIT CURRENCY
                                   $15,525,000           $25,000
Insuring Agreement H-STOP PAYMENT  $50,000               $5,000
Insuring Agreement I-UNCOLLECTIBLE ITEMS OF DEPOSIT
                                   $50,000               $5,000
OPTIONAL COVERAGES ADDED BY RIDER:
     (J) Unauthorized Signatures   $50,000               $5,000
     (K) Computer Systems          $15,525,000           $25,000
     (L) Voice-Initiated Transactions
                                   $15,525,000           $25,000
     (M) Telefacsimile Transactions$15,525,000           $25,000



      Item 4. Offices or Premises Covered: The following offices or premises are added:

This endorsement applies to loss sustained at any time but discovered on or after the date this endorsement becomes effective.
Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Bond or Policy, other than as above stated.
By
Authorized Representative
INSURED
ICB028 Ed. 7-04 a 2004 The Travelers Indemnity Company. All rights reserved.


ENDORSEMENT OR RIDER

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.
      The following spaces proceeded by an (*) need not be completed if this endorsement or rider and the Bond or Policy have the same inception date.

 Attached to and Forming Part of Bond Or Policy No.  490PB2851
 Date Endorsement or Rider Executed 01/20/2012
 * Effective Date of Endorsement or Rider 12:01 A.M.
   Standard Time as Specified in the Bond or Policy 01/01/2012
 *ISSUED TO JPMORGAN FUNDS

Named Insured Endorsement

It is agreed that:

1. From and after the time this rider becomes effective the Insured under the attached bond are:

JPMorgan Trust I including:

Highbridge Dynamic Commodities Strategy Fund
Highbridge Statistical Market Neutral Fund
JPMorgan 100% U.S. Treasury Securities Money Market Fund
JPMorgan Access Balanced Fund
JPMorgan Access Growth Fund
JPMorgan Alternative Strategies Fund
JPMorgan Asia Equity Fund
JPMorgan Asia Pacific Focus Fund
JPMorgan California Municipal Money Market Fund
JPMorgan California Tax Free Bond Fund
JPMorgan China Region Fund
JPMorgan Credit Opportunities Fund
JPMorgan Current Income Fund
JPMorgan Current Yield Money Market Fund
JPMorgan Disciplined Equity Fund
JPMorgan Diversified Fund
JPMorgan Diversified Real Return Fund
JPMorgan Dynamic Growth Fund
JPMorgan Dynamic Small Cap Growth Fund
JPMorgan Emerging Economies Fund
JPMorgan Emerging Markets Debt Fund
JPMorgan Emerging Markets Equity Fund
JPMorgan Emerging Markets Local Currency Debt Fund
JPMorgan Equity Focus Fund
JPMorgan Ex-G4 Currency Strategies Fund
JPMorgan Federal Money Market Fund
JPMorgan Floating Rate Income Fund
JPMorgan Global Allocation Fund
JPMorgan Global Equity Income Fund
JPMorgan Global Opportunities Fund
JPMorgan Global Natural Resources Fund
JPMorgan Global Unconstrained Equity Fund
JPMorgan Growth and Income Fund
JPMorgan Growth Long/Short Fund
JPMorgan Income Builder Fund
JPMorgan India Fund
JPMorgan Inflation Managed Bond Fund
JPMorgan Intermediate Tax Free Bond Fund
JPMorgan International Currency Income Fund
JPMorgan International Equity Fund
JPMorgan International Opportunities Fund
JPMorgan International Opportunities Plus Fund
JPMorgan International Realty Fund
JPMorgan International Unconstrained Equity Fund
JPMorgan International Value Fund
JPMorgan International Value SMA Fund
JPMorgan Intrepid America Fund
JPMorgan Intrepid European Fund
JPMorgan Intrepid Growth Fund
JPMorgan Intrepid International Fund
JPMorgan Intrepid Multi Cap Fund
JPMorgan Intrepid Value Fund
JPMorgan Latin America Fund
JPMorgan Managed Income Fund
JPMorgan Mid Cap Core Fund
JPMorgan Mid Cap Equity Fund
JPMorgan Multi-Cap Long/Short Fund
JPMorgan Multi-Sector Income Fund
JPMorgan New York Municipal Money Market Fund
JPMorgan New York Tax Free Bond Fund
JPMorgan Prime Money Market Fund
JPMorgan Real Return Fund
JPMorgan Research Equity Long/Short Fund
JPMorgan Research Market Neutral Fund
JPMorgan Russia Fund
JPMorgan Small Cap Core Fund
JPMorgan Small Cap Equity Fund
JPMorgan SmartRetirement 2010 Fund
JPMorgan SmartRetirement 2015 Fund
JPMorgan SmartRetirement 2020 Fund
JPMorgan SmartRetirement 2025 Fund
JPMorgan SmartRetirement 2030 Fund
JPMorgan SmartRetirement 2035 Fund
JPMorgan SmartRetirement 2040 Fund
JPMorgan SmartRetirement 2045 Fund
JPMorgan SmartRetirement 2050 Fund
JPMorgan SmartRetirement 2055 Fund
JPMorgan SmartRetirement Income Fund
JPMorgan Strategic Income Opportunities Fund
JPMorgan Strategic Preservation Fund
JPMorgan Tax Aware Equity Fund
JPMorgan Tax Aware High Income Fund
JPMorgan Tax Aware Income Opportunities Fund
JPMorgan Tax Aware Real Return Fund
JPMorgan Tax Aware Real Return SMA Fund
JPMorgan Tax Free Money Market Fund
JPMorgan Total Emerging Markets Fund
JPMorgan Total Return Fund
JPMorgan U.S. Dynamic Plus Fund
JPMorgan U.S. Equity Fund
JPMorgan U.S Large Cap Core Plus Fund
JPMorgan U.S. Large Cap Core Plus Fund II
JPMorgan U.S. Large Cap Value Plus Fund
JPMorgan U.S. Research Equity Plus Fund
JPMorgan U.S. Small Company Fund
JPMorgan Value Advantage Fund
Security Capital U.S. Core Real Estate Securities Fund

JPMorgan Trust II including:

JPMorgan Arizona Municipal Bond Fund
JPMorgan Core Bond Fund
JPMorgan Core Plus Bond Fund
JPMorgan Mid Cap Growth Fund
JPMorgan Equity Income Fund
JPMorgan Equity Index Fund
JPMorgan Government Bond Fund
JPMorgan High Yield Fund
JPMorgan International Equity Index Fund
JPMorgan Intrepid Mid Cap Fund
JPMorgan Investor Balanced Fund
JPMorgan Investor Conservative Growth Fund
JPMorgan Investor Growth & Income Fund
JPMorgan Investor Growth Fund
JPMorgan Large Cap Growth Fund
JPMorgan Large Cap Value Fund
JPMorgan Liquid Assets Money Market Fund
JPMorgan Market Expansion Index Fund
JPMorgan Michigan Municipal Bond Fund
JPMorgan Michigan Municipal Money Market Fund
JPMorgan Mortgage-Backed Securities Fund
JPMorgan Multi-Cap Market Neutral Fund
JPMorgan Municipal Income Fund
JPMorgan Municipal Money Market Fund
JPMorgan Ohio Municipal Bond Fund
JPMorgan Ohio Municipal Money Market Fund
JPMorgan Short Duration Bond Fund
JPMorgan Short- Intermediate Municipal Bond Fund
JPMorgan Small Cap Growth Fund
JPMorgan Small Cap Value Fund
JPMorgan Tax Free Bond Fund
JPMorgan Treasury & Agency Fund
JPMorgan U.S. Government Money Market Fund
JPMorgan U.S. Real Estate Fund
JPMorgan U.S. Treasury Plus Money Market Fund
JPMorgan Limited Duration Bond Fund

Undiscovered Managers Funds including:

JPMorgan Realty Income Fund
Undiscovered Managers Behavioral Growth Fund
Undiscovered Managers Behavioral Value Fund

J.P. Morgan Mutual Fund Group including:

JPMorgan Short Term Bond Fund II

J.P. Morgan Fleming Mutual Fund Group, Inc. including:

JPMorgan Mid Cap Value Fund

J.P. Morgan Mutual Fund Investment Trust including:

JPMorgan Growth Advantage Fund

JPMorgan Insurance Trust including:

JPMorgan Insurance Trust Core Bond Portfolio
JPMorgan Insurance Trust Mid Cap Growth Portfolio
JPMorgan Insurance Trust Mid Cap Value Portfolio
JPMorgan Insurance Trust Equity Index Portfolio
JPMorgan Insurance Trust International Equity Portfolio
JPMorgan Insurance Trust Intrepid Growth Portfolio
JPMorgan Insurance Trust Intrepid Mid Cap Portfolio
JPMorgan Insurance Trust Small Cap Core Portfolio
JPMorgan Insurance Trust U.S. Equity Portfolio
JPMorgan Institutional Trust including:
JPMorgan Core Bond Trust
JPMorgan Equity Index Trust
JPMorgan Intermediate Bond Trust

Pacholder High Yield Fund, Inc. including:

Pacholder High Yield Fund, Inc.

J.P. Morgan Access Multi-Strategy Fund, L.L.C. including:

J.P. Morgan Access Multi-Strategy Fund, L.L.C.

J.P. Morgan Access Multi-Strategy Fund II
J.P. Morgan Access Multi-Strategy Fund II

2.The first named Insured shall act for itself and for each and all of the Insured for all the purposes of the attached bond.

3.Knowledge possessed or discovery made by any Insured or by any partner or officer thereof shall for all the purposes of the attached bond constitute knowledge or discovery by all the Insured.

4.If, prior to the termination of the attached bond in its entirety, the attached bond is terminated as to any Insured, there shall be no liability for any loss sustained by such Insured unless discovered before the time such termination as to such Insured becomes effective.

5. The liability of the Underwriter for loss or losses sustained by any or all of the Insured shall not exceed the amount for which the Underwriter would be liable had all such loss or losses been sustained by any one of the Insured. Payment by the Underwriter to the first named Insured of loss sustained by any Insured shall fully release the Underwriter on account of such loss.

6. If the first named Insured ceases for any reason to be covered under the attached bond, then the Insured next named shall thereafter be considered as the first named Insured for all the purposes of the attached bond. Nothing herein contained shall be held to vary, alter, waive, or extend any of the terms, conditions, provisions, agreements or limitations of the above mentioned Bond or Policy, other than as above stated.


By
Authorized Representative